CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our report dated May 5, 2006 on the consolidated financial statements of Carbiz, Inc. for the year ended January 31, 2006 in its Registration Statement on Amendment No. 2 to Form SB-2, appearing in the Prospectus, which is a part of this Registration Statement that the Company expects to file on or about June 30, 2006.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

CHRISTOPHER, SMITH, LEONARD,
BRISTOW & STANELL, P.A.

Sarasota, Florida
June 30, 2006